As filed with the Securities and Exchange Commission on August 3, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	04-3153858
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

 150 Commercial Street

Sunnyvale, California

Telephone: (408) 530-1900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2013 Stock Option and Incentive Plan, as amended

(Full Title of the Plans)

Scott Durbin

Chief Financial Officer

Viveve Medical, Inc.

150 Commercial Street

Sunnyvale, California

Telephone: (408) 530-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Melanie Figueroa, Esq.

Mitchel Silberberg & Knupp LLP

12 East 49th Street, 30th Floor

New York, New York 10017

Telephone: (917) 546-7707

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer,” and “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	6,988,413	$0.90	$6,289,571.70	$731

(1)

Represents additional shares of the common stock, no par value (the “Common Stock”), of Viveve Medical, Inc. (the “Registrant") authorized for issuance under the Registrant’s 2013 Stock Option and Incentive Plan, as amended (the “Plan”). This registration statement on Form S-8 (this “Registration Statement”) also includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended (the “Securities Act”), using the average high and low price for the registrant’s common stock reported by the OTCQB of the OTC Markets Group Inc. on July 30, 2015.

EXPLANATORY NOTE

This Registration Statement registers an additional 6,988,413 shares of the Registrant’s Common Stock that may be offered and sold under the Plan, pursuant to the increase in shares reserved for issuance under the Plan as set forth in the amendment to the Plan, which was approved by the Registrant’s board of directors on June 4, 2015 and by a majority of the Registrant’s stockholders at its annual and special meeting held on July 22, 2015. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E. to Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Plan (File No. 333-201551), filed with the Securities and Exchange Commission (the “Commission”) on January 16, 2015, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference in this Registration Statement:

(a)	The Registrant’s latest Annual Report on Form 10-K, as filed with the Commission on March 16, 2015;

(b)	The Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on May 15, 2015;

(c)	The Registrant’s Current Reports on Form 8-K as filed with the Commission on February 10, 2015, February 25, 2015, June 5, 2015, and July 24, 2015; and

(d)

The description of the common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on November 25, 2008, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Item 8.           Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on the 3rd day of August, 2015.

VIVEVE MEDICAL, INC.

By:	/s/ Patricia Scheller
Patricia Scheller, Chief Executive Officer

By:	/s/ Scott Durbin
Scott Durbin, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name of Director	Date

/s/ Patricia Scheller	Patricia Scheller	August 3, 2015

*	Brigitte Smith	August 3, 2015

*	Carl Simpson	August 3, 2015

*	Daniel Janney	August 3, 2015

*	Mark Colella	August 3, 2015

*By: /s/ Patricia Scheller
Patricia Scheller Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	2013 Stock Option and Incentive Plan (1)

4.2	Amendment to 2013 Stock Option and Incentive Plan (2)

4.3	Second Amendment to the Viveve Medical 2013 Stock Option and Incentive Plan (5)

5.1	Opinion of Macdonald and Company*

10.1	Form of Non-Qualified Stock Option Grant (3)

10.2	Form of Incentive Stock Option Grant (4)

23.1	Consent of Burr Pilger Mayer, Inc.*

23.2	Consent of Macdonald and Company (included in Exhibit 5.1)

24.1	Power of Attorney*

*Filed herewith

(1) Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (SEC File No. 001-11388) filed with the Commission by the Company on June 12, 2013.

(2) Incorporated by reference to Annex E to the Company’s Proxy Statement on Schedule 14A (SEC File No. 001-11388) filed with the Commission by the Company on August 11, 2014.

(3) Incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-201551) filed with the Commission by the Company on January 16, 2015.

(4) Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-201551) filed with the Commission by the Company on January 16, 2015.

(5) Incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A (SEC File No. 001-11388) filed with the Commission by the Company on June 23, 2015.

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